Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated November 10, 2020 (except for the fifth paragraph of Note 1, as to which the date is February 1, 2021), in Amendment 1 of the Registration Statement (Form S-1 No 333-252180) and related Prospectus of Terns Pharmaceuticals, Inc for the registration of shares of its common stock.

/s/ Ernst & Young LLP

San Jose, California

February 1, 2021